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                                                                    EXHIBIT 99.1

[LETTERHEAD OF PUROFLOW                 16559 Saticoy Street, Van Nuys, CA 91406
 INCORPORATED]                              (818) 756-1388   FAX  (818) 779-3902


         FOR IMMEDIATE RELEASE:
                                                                        CONTACT:
                                                               Michael H. Figoff
                                                               President and CEO
                                                           Puroflow Incorporated
                                                                  (818) 756-1388



                 PUROFLOW REACHES SETTLEMENT WITH STEEL PARTNERS,
                        WHICH INCLUDES BOARD REPRESENTATION.

                       ANNUAL MEETING POSTPONED TO OCTOBER 21.

VAN NUYS, CA, September 17, 1999 -- Puroflow Incorporated (OTC Bulletin
Board: PURO) and Steel Partners II, L.P. jointly announced today that the Company and its Board of Directors have entered into a settlement agreement with Steel Partners and its affiliates under which Steel Partners has agreed to terminate its pending proxy contest in exchange for Board representation.

At the same time, the Company's Board of Directors also announced the postponement of the 1999 annual meeting of stockholders from Wednesday, October 13 to Thursday, October 21. The record date will remain Monday, August 30.

Pursuant to the settlement agreement, which will expire by its terms after the 2000 annual meeting of stockholders, and the Company's by-laws,the Company has expanded its current Board to seven members and has appointed three representatives from Steel Partners to the Board to fill the three vacancies. At the annual meeting of stockholders to be held Thursday, October 21, the size of the Board will be reduced to five, with the Company nominating three representatives and Steel Partners nominating two representatives.

The Company and Steel Partners also agreed to vote its shares of Puroflow common stock in favor of the new five-person slate of nominees to be presented at the 1999 annual meeting. The nominees will be named in the Company's amended definitive proxy statement, which the Company expects to mail to stockholders on or about September 24, 1999. The Company also agreed to promptly amend its shareholders rights plan to increase the beneficial ownership threshold at which the rights plan is triggered from 17.5% to 20%. Also as part of the settlement agreement, both the Company and Steel Partners agreed to dismiss their respective lawsuits in California and Delaware.

                                    - more -

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Puroflow/Steel Partners
September 17, 1999
Page Two

Michael H. Figoff, President and Chief Executive Officer of Puroflow, said, "The settlement with Steel Partners will allow management to focus its attention on enhancing stockholder value. We look forward to working with the representatives from Steel Partners on the Board.

Warren G. Lichtenstein of Steel Partners commented, "We are pleased that the agreement allows the Company and Steel Partners to avoid a proxy contest. We look forward to working closely with the other Puroflow directors to achieve our stated goal which is to enhance the value of Puroflow's shares for the benefit of all stockholders."

Since 1961, Puroflow has designed and manufactured state-of-the-art, precision filtration products for critical applications, including the automobile airbag business. The Company is a leading supplier of aftermarket products used in jet aircraft, turboshaft powered aircraft and helicopters and is a leading supplier for U.S. Space Applications.

                                    #  #  #

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                               Baer Marks & Upham
                               805  Third Avenue
                            New York, New York 10022


                                       September 22, 1999


VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:  Puroflow Incorporated
              Commission File No. 0-5622
              --------------------------

Ladies and Gentlemen:

         On behalf of Puroflow Incorporated (the "Company"), we hereby transmit for filing, pursuant to the Securities Exchange Act of 1934, as amended, and Regulation S-T thereunder, the Company's Current Report on Form 8-K.

         Please feel free to contact the undersigned at (212) 702-5948 if you have any questions.

                                       Very truly yours,

                                       /s/ Richard M. Rosier
                                       -----------------------------------
                                       Richard M. Rosier


Enclosure

Cc:  Michael H. Figoff
     Ivan W. Dreyer, Esq.